UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2011, at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “2000 Plan”) to increase the number of shares of the Company’s common stock authorized for issuance under the 2000 Plan by 700,000 shares. The amendment and restatement of the 2000 Plan (as so amended and restated, the “Restated 2000 Plan”), previously had been approved, subject to stockholder approval, by the Board of Directors of the Company. The Restated 2000 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the Restated 2000 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 8, 2011 (the “Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the Restated 2000 Plan, which is attached as Appendix A to the Proxy Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting held on May 20, 2011, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares. The increase in the number of authorized shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 23, 2011 and was effective as of such date. A copy of the Certificate of Amendment is attached as Exhibit 3.3 hereto and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 20, 2011, the Company’s stockholders voted on the six proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement.

1.	To elect the following three Class I directors to hold office until the Company’s 2014 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes

Srinivas Akkaraju	92,879,674	191,903	11,936,976
David W. Gryska	92,758,398	313,179	11,936,976
John P. McLaughlin	92,843,957	227,620	11,936,976

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 700,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,543,008	492,077	36,492	11,936,976

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,505,056	430,369	73,128	—

4.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,546,603	9,304,202	157,748	—

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,345,611	3,567,926	158,040	11,936,976

6.	To indicate, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers (the “Frequency Proposal”).

Votes
One Year	83,390,145
Two Years	121,655
Three Years	9,330,807
Abstain	228,970
Broker Non-Votes	11,936,976

Based on the Board of Directors’ recommendation in the Proxy Statement, the voting results on the Frequency Proposal and its consideration of the appropriate voting frequency for the Company at this time, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: May 26, 2011	By:	/s/ Clay B. Siegall

Clay B. Siegall President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.3	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc.